EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 17, 2015, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-205727) and related Prospectus of Iberdrola USA, Inc. (the “Company”) and Proxy Statement of UIL Holdings Corporation for the registration of 57,628,297 shares of the Company’s common stock.

/s/ Ernst & Young LLP

New York, New York
September 9, 2015